As filed with the Securities and Exchange Commission on August 15, 2025

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	83-1019155
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

80 Robinson Road, #17-01B, Singapore 068898	89701
(Address of Principal Executive Offices)	(Zip Code)

2025 Equity Incentive Plan

(Full title of the plan)

Raynauld Liang

Chief Executive Officer

Society Pass Incorporated

701 S. Carson Street, Suite 200, Carson City, NV 89701

(+65) 6518-9385

(Telephone number, including area code, of agent for service)

With a copy to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place Central

Telephone: 852-3923-1111

Fax: 852-3923-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) registers 743,606 shares of common stock, $0.0001 par value (the “Common Stock”), of Society Pass Incorporated, a Nevada corporation (the “Registrant”), that may be issued under the Society Pass Incorporated 2025 Equity Incentive Plan (the “Plan”) approved by the stockholders of the Company on February 27, 2025.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed Secretary at 701 S. Carson Street, Suite 200, Carson City, NV 89701, Tel: +65 6518 9385.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement:

●	Our Annual Report on Form 10-K as of and for the years ended December 31, 2024, filed with the SEC on April 16, 2025;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 20, 2025 and August 13, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 14, 2025, February 24, 2025, April 14, 2025, April 30, 2025, June 6, 2025, June 20, 2025, June 27, 2025, June 30, 2025 as amended on July 1, 2025, and July 18, 2025;

●	The description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on November 8, 2021, including any amendments or reports filed with the SEC for the purposes of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable. We have been advised that it is the position of the SEC that insofar as the provision in our Certificate of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8. EXHIBITS

Exhibit Number	Description

5.1	Legal Opinion of Fennemore Craig, P.C.

10.1	Society Pass Incorporated 2025 Equity Incentive Plan

10.2	Form of Stock Grant Agreement

23.1	Consent of OneStop Assurance PAC

23.2	Consent of Legal Opinion of Fennemore Craig, P.C. (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table

*	Included herewith.

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ITEM 9. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on August 15, 2025.

SOCIETY PASS INCORPORATED

By:	/s/ Raynauld Liang
Name:	Raynauld Liang
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Raynauld Liang and Tan Yee Siong as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated:	August 15, 2025	By:	/s/ Raynauld Liang
		Name:	Raynauld Liang
		Title:	Chief Executive Officer

Dated:	August 15, 2025	By:	/s/ Tan Yee Siong
		Name:	Raynauld Liang
		Title:	Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated:	August 15, 2025	By:	/s/ Travis Washko
		Name:	Travis Washko
		Title:	Director

Dated:	August 15, 2025	By:	/s/ Loic Gautier
		Name:	Loic Gautier
		Title:	Director

Dated:	August 15, 2025	By:	/s/ Mark Carrington
		Name:	Mark Carrington
		Title:	Director

Dated:	August 15, 2025	By:	/s/ Michael Dunn
		Name:	Michael Dunn
		Title:	Director

Dated:	August 15, 2025	By:	/s/ Michael Freed
		Name:	Michael Freed
		Title:	Director

Dated:	August 15, 2025	By:	/s/ Vincent Puccio
		Name:	Vincent Puccio
		Title:	Director

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